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                                                                   EXHIBIT 3.126


                               State of Delaware                         PAGE 1

                        Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "CLEVELAND RADIO LICENSES, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF FEBRUARY, A.D. 1999, AT 11:30 O'CLOCK A.M.



                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2994779 8100
                                             AUTHENTICATION: 9551114
991039420                                              DATE: 02-01-99



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                            CERTIFICATE OF FORMATION

                                       OF

                          CLEVELAND RADIO LICENSES, LLC

         This Certificate of Formation of CLEVELAND RADIO LICENSES, LLC (the "LLC") is being duly executed and filed by Michael W. Skarda, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

         FIRST: The name of the limited liability company formed hereby is Cleveland Radio Licenses, LLC.

         SECOND: The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: This Certificate of Formation shall be effective on the date of filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 1st day of February, 1999.


                                                    /s/ MICHAEL W. SKARDA
                                                    ----------------------------
                                                    Michael W. Skarda
                                                    Authorized Person